Exhibit 10.10

AGREEMENT TO EXTEND SERVICE AGREEMENTS

This AGREEMENT TO EXTEND SERVICE AGREEMENTS (together with the Exhibit hereto, the “Agreement”) is entered into as of the 10th day of December, 2013 between Equitrans, L.P., (“Transporter”), and Equitable Gas Company, LLC, (“Customer”).  Transporter and Customer are referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, Transporter and Customer are parties to several service agreements for transportation and storage services, entered into pursuant to Transporter’s FERC Gas Tariff, as more specifically set forth on Exhibit A hereto (such agreements, the “Extended Agreements”); and

WHEREAS, Transporter and Customer desire to extend the term of each of the Extended Agreements.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.
EXTENSION OF AGREEMENTS

1.1.                        In Exhibit A to each of the Extended Agreements, the Section “Effective Date and Term” is hereby amended by deleting the date “March 31, 2016” or “03/31/2016,” as it may appear in each of the Extended Agreements, in the first sentence thereof, and replacing that date with “March 31, 2034”.

1.2         Transporter acknowledges that at or promptly following the Closing (as such term is defined in that certain Master Purchase Agreement dated December 19, 2012 by and among PNG Companies LLC, EQT Corporation and Distribution Holdco LLC), Customer shall be merged with Peoples Natural Gas Company LLC, which shall be the surviving entity and party to the Extended Agreements, and the Parties agree to cooperate in good faith to effect such change with respect to the Extended Agreements.

1.3.                        Except as provided herein, all terms and conditions of the Extended Agreements remain in full force and effect and are not otherwise amended or affected hereby.

[EXECUTION FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate original by their duly authorized officers on the date first hereinabove written.

TRANSPORTER:	CUSTOMER:

By: /s/ Randall L. Crawford	By: /s/ Randall L. Crawford

Name: Randall L. Crawford	Name: Randall L. Crawford

Title: President	Title: Senior Vice President

EXHIBIT A

Extended Agreements

1)           Contract No. EQTR11661-583, dated March 29, 2011, Service Under Rate Schedule NOFT.

2)           Contract No. EQTR11662-584, dated March 29, 2011, Service Under Rate Schedule NOFT.

3)           Contract No. EQTR11630-585, dated March 23, 2011, Service Under Rate Schedule FTS.

4)           Contract No. EQTR11695-586, dated April 1, 2011, Exhibit A dated December 1, 2011, Service Under Rate Schedule FTS.

5)           Contract No. EQTR11626-587, dated March 23, 2011, Service Under Rate Schedule 60SS.

6)           Contract No. EQTR11628-588, dated March 23, 2011, Exhibit A dated December 1, 2011, Service Under Rate Schedule FTS.

7)           Contract No. EQTR11629-589, dated March 23, 2011, Service Under Rate Schedule 115SS.

8)           Contract No. EQTR11672-590, dated March 30, 2011, Service Under Rate Schedule FTS.

9)           Contract No. EQTR11667-591, dated March 30, 2011, Service Under Rate Schedule FTS.

10)   Contract No. EQTR11668-592, dated March 30, 2011, Service Under Rate Schedule 60SS.

11)   Contract No. EQTR11670-593, dated March 30, 2011, Service Under Rate Schedule FTS.

12)   Contract No. EQTR11671-594, dated March 30, 2011, Service Under Rate Schedule 115SS.

Exhibit A